UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Fiscal Year 2010 Executive Officer Incentive Bonus Policies and Plan

On March 24, 2010, the Compensation Committee of the Registrant’s Board of Directors approved the FY 2010 Executive Officer Incentive Bonus Policies and Plan for the Registrant’s fiscal year ending December 31, 2010 (the “Executive Officer Plan”). A copy of the FY 2010 Executive Officer Incentive Bonus Policies is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The Executive Officer Plan establishes the criteria, allocations, methodologies and metrics for the payment of quarterly bonuses, if any, to the Registrant’s named executive officers.

The bonus percentage allocations will be forty percent (40%) based on meeting the online media business revenue targets, forty percent (40%) based on meeting the e-commerce business revenue targets and twenty percent (20%) based on meeting corporate adjusted EBITDA targets.

If the Registrant attains between 80% and 125% of any of its quarterly targets, then the payout percentage will range from 50% to 150% of the named executive officer’s applicable potential quarterly bonus multiplied by the applicable weighting of each target.

If the Registrant fails to reach 80% of its targets, then there shall be no quarterly bonus payout associated with such targets (i.e., 0% payout). All payouts will be based on the current quarter percentage of the Registrant’s annual plan.

If the Registrant attains more than 125% of any of its quarterly targets, then the bonus payout amount shall be 150% of the named executive officer’s applicable potential quarterly bonus multiplied by the weighting of the applicable target (i.e., payout capped at 150%).

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	FY 2010 Executive Officer Incentive Bonus Policies

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: March 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	FY 2010 Executive Officer Incentive Bonus Policies